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                                                                   EXHIBIT 10.11

                          AGREEMENT AND PLAN OF MERGER

                                  BY AND AMONG

                               C STATION, L.L.C.,
                     a Tennessee limited liability company,

                                 as the Company

                              ALLEN & O'HARA, INC.
                                  PAUL O. BOWER
                                CRAIG L. CARDWELL
                       STUDENT MANAGEMENT ASSOCIATES, LLC,

                           Collectively as the Owners,

                                THOMAS J. HICKEY
                                RANDALL H. BROWN
                                WILLIAM W. HARRIS
                                WALLACE L. WILCOX

                          Collectively as the Designees

                               EDR C STATION, LLC,
                      a Delaware limited liability company

                                 as the Acquirer

                                       and

                   EDUCATION REALTY OPERATING PARTNERSHIP, LP,
                         a Delaware limited partnership

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                          AGREEMENT AND PLAN OF MERGER

      THIS AGREEMENT AND PLAN OF MERGER (this "Agreement") is made as of the 20th day of September, 2004 by and among C STATION, L.L.C., a Tennessee limited liability company (the "Company") and ALLEN & O'HARA, INC., PAUL O. BOWER, CRAIG
L. CARDWELL, MARGARET E. CARDWELL and STUDENT MANAGEMENT ASSOCIATES, LLC, who are, collectively, all of the members of the Company (sometimes hereinafter referred to individually as an "Owner" and collectively referred to as the "Owners"), THOMAS J. HICKEY, RANDALL H. BROWN, WILLIAM W. HARRIS and WALLACE L. WILCOX (sometimes hereinafter individually referred to as a "Designee" and collectively referred to as the "Designees"); and, EDR C STATION, LLC, a Delaware limited liability company (the "Acquirer"). EDUCATION REALTY OPERATING PARTNERSHIP, LP, a Delaware limited partnership (the "Partnership"), joins in this Agreement for the purpose of agreeing to the covenants and obligations set forth in Section 3.2.

                                    RECITALS

      A. The Company is the owner of a student housing community known as The College Station Apartments, located at 3105 Wrightsboro Road, Augusta, Georgia 30909 (the "Property").

      B. The Owners are, collectively, the record and beneficial owners of all of the outstanding membership interests in the Company (such membership interests are referred to herein collectively as the "Company Interests").

      C. In lieu of being paid the merger consideration payable to it in connection with the merger contemplated by this Agreement, Student Management Associates, LLC has directed that the merger consideration payable to it by virtue of such merger be paid to A&O Craig L. Cardwell and the Designees.

      D. The managers and members of each of Acquirer and the Company deem it to be in the best interests of Acquirer and the Company and Acquirer's and the Company's members for the Company to merge into Acquirer.

      E. The Partnership is the sole owner of Acquirer and will receive a direct financial benefit from the transactions contemplated by this Agreement.

                                    AGREEMENT

      NOW, THEREFORE, for and in consideration of the mutual covenants herein contained, the parties hereto agree as follows:

                                    ARTICLE I

                                   THE MERGER

      1.1 Merger. In accordance with the terms and subject to the conditions of this Agreement, and pursuant to the Tennessee Limited Liability Company Act and the Delaware

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Limited Liability Company Act, at the Effective Time (as defined in Section 1.2 below), the Company shall be merged with and into the Acquirer (the "Merger"). The Acquirer is herein referred to as the "Surviving Entity" whenever reference is made to it at or after the Effective Time. At the Effective Time, all of the Company Interests shall be converted into the right to receive the consideration set forth in Section 1.4 hereof, and the separate existence of the Company shall cease.

      1.2 Effective Time of Merger. At or before the Closing Date (as defined in
Section 6.1 below), the Company and Acquirer shall execute the Certificate of Merger in substantially the form attached hereto as Exhibit A, which shall be filed with the Secretary of State of the State of Tennessee and the Secretary of State of the State of Delaware on the Closing Date or as soon thereafter as practicable. The Merger shall become effective at the time the Certificate of Merger is duly filed with the Secretary of State of the State of Tennessee and the Secretary of State of the State of Delaware (the "Effective Time").

      1.3 Effect of Merger. At the Effective Time, the separate existence of the Company shall cease and the Surviving Entity shall possess all of the rights, privileges, immunities, powers and franchises, as well of a public nature as of a private nature, of the Company; and all property, real, personal and mixed, and all debts due on whatever account, and all other choses in action, and all and every other interest of or belonging to or due to each of the Company shall be taken and deemed to be transferred to and vested in the Surviving Entity without further act or deed, and the title to any real estate or any interest therein vested in the Company shall not revert or be in any way impaired by reason of this Merger; and the Surviving Entity shall thenceforth be responsible and liable for all the liabilities, obligations and penalties of the Company; and any claim existing or action or proceeding, civil or criminal, pending by or against the Company may be prosecuted as if such Merger had not taken place, or the Surviving Entity may be substituted in its place, and any judgment rendered against the Company may thenceforth be enforced against the Surviving Entity; and neither the rights of creditors nor any liens upon the property of the Company shall be impaired by such Merger.

      1.4 Conversion of Membership Interests of the Company. At the Effective Time, the Company Interests shall be converted into a total number of units ("Units") of limited partnership interest in the Partnership equal to (a) the difference between $2,705,892 and the outstanding principal balances and accrued but unpaid interest on the Property Loans (as defined in Section 2.2(h)) and that certain loan from Allen & O'Hara, Inc. to the Company disclosed on Section 2.2(k) of the Disclosure Schedule attached hereto as Exhibit B (the "Disclosure Schedule"), as of the Closing Date, divided by (b) the per share price at which the common stock (the "Common Stock") of Education Realty Trust, Inc., a Maryland corporation (the "REIT"), is offered to the public in the underwritten initial public offering of the Common Stock (the "Public Offering") before any discounts or fees paid to underwriters (the "Merger Consideration"), payable to the Owners and Designees in accordance with Schedule I attached hereto. Student Management Associates, LLC acknowledges that it will receive none of the Units and that all Units issuable to it by virtue of the Merger will be paid to its members. No fractional Units will be issued as Merger Consideration hereunder, but in lieu of issuing fractional Units, the value thereof shall be paid in cash. Each Owner and Designee acknowledges that any certificates evidencing the Units will bear appropriate legends indicating (a) that the Units have not been registered under the Securities Act of 1933, as amended ("Securities Act"), and
(b) that the Partnership's Agreement of Limited Partnership (the "Partnership Agreement") will restrict the transfer of the Units. Upon receipt of the Units, the Owner or its Designee (provided the Designee is an accredited

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investor) shall become a limited partner of the Partnership and shall execute the Partnership Agreement. At and after the Effective Time, all of the issued and outstanding shares in the Acquirer shall remain issued and outstanding. From and after the Effective Time, each holder of any Company Interests to be converted as above provided shall surrender any certificates representing its Company Interest to the Surviving Entity. Irrespective of whether so surrendered, however, each such Company Interest shall be deemed to be canceled and shall be of no further force or effect.

      1.5 Redemption Rights for Units. Each Unit shall be redeemable at the option of the holder, in accordance with, but subject to the restrictions contained in, the Partnership Agreement; provided, however, that such redemption option may not be exercised prior to the first anniversary of the Closing Date.

      1.6 Tax Consequences to Owners. Notwithstanding anything to the contrary contained in this Agreement, including without limitation the use of words and phrases such as "sell and" "sale," and "pay," the parties agree that it is their intent that the transactions contemplated hereby shall be treated for federal income tax purposes, pursuant to Section 721 of the Internal Revenue Code of 1986, as amended (the "Code"), as the contribution of the Company Interests by the Owners to the Partnership, in exchange for Units.

                                   ARTICLE II

                         REPRESENTATIONS AND WARRANTIES

      2.1 Representations by Acquirer. The Acquirer hereby represents and warrants to each Owner that:

            (a) Organization and Power. The Acquirer is duly organized, validly existing, and in good standing under the laws of the State of Delaware, and has full right, power, and authority to enter into this Agreement and to perform all of its obligations under this Agreement. The execution and delivery of this Agreement and the performance by the Acquirer of its obligations hereunder have been duly authorized by all requisite action of the Acquirer and require no further action or approval of the Acquirer's members or of any other individuals or entities in order to constitute this Agreement as a binding and enforceable obligation of the Acquirer.

            (b) Noncontravention. Neither the entry into nor the performance of, or compliance with, this Agreement by the Acquirer has resulted, or will result, in any violation of, or default under, or result in the acceleration of, any obligation under any existing certificate of formation, limited liability company agreement, mortgage, indenture, lien agreement, note, contract, permit, judgment, decree, order, restrictive covenant, statute, rule, or regulation applicable to the Acquirer.

            (c) Litigation. There is no action, suit, or proceeding, pending or known to be threatened, against or affecting the Acquirer in any court or before any arbitrator or before any federal, state, municipal, or other governmental department, commission, board, bureau, agency or instrumentality which (i) in any manner raises any question affecting the validity or enforceability of this Agreement or any other agreement or instrument to which the Acquirer is a

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party or by which it is bound and that is to be used in connection with or is contemplated by this Agreement, (ii) could have material and adverse effect on the business, financial position, or results of operations (a "Material Adverse Effect") of the Acquirer, (iii) could materially and adversely affect the ability of the Acquirer to perform its obligations hereunder, or under any document to be delivered pursuant hereto.

            (d) Consents. Except in connection with the initial public offering of the common stock of Education Realty Trust, Inc., a Maryland corporation (the "REIT") which, indirectly, is the parent corporation of the Acquirer (the "Public Offering"), each consent, approval, authorization, order, license, certificate, permit, registration, designation, or filing by or with any governmental agency or body necessary for the execution, delivery, and performance of this Agreement or the transactions contemplated hereby by the Acquirer has been obtained or will be obtained on or before the Closing Date.

            (e) Units Validly Issued. The Units, when issued, will have been duly and validly authorized and issued, free of any preemptive or similar rights, and will be fully paid and nonassessable, without any obligation to restore capital except as required by the Delaware Revised Uniform Limited Partnership Act (the "Limited Partnership Act"). Each Owner (or its Designee) shall be admitted as a limited partner of the Acquirer as of the Closing Date and shall be entitled to all of the rights and protections of a limited partner under the Limited Partnership Act and the provisions of the Partnership Agreement, with the same rights, preferences, and privileges as all other limited partners on a pari passu basis. The Common Stock for which the Units may be redeemed have been validly authorized and will be duly and validly issued, fully paid and nonassessable, free of preemptive or similar rights.

      2.2 Representations by Owners. Each Owner hereby jointly and severally represents and warrants to the Acquirer:

            (a) Organization and Power. The Company is duly formed, validly existing, and in good standing under the laws of the State of Tennessee. The Company and each Owner has full right, power, and authority to enter into this Agreement and to assume and perform all of their respective obligations under this Agreement. The execution and delivery of this Agreement and the performance by the Company and each Owner of their respective obligations hereunder have been duly authorized by all requisite action of the Company and each Owner and require no further action or approval of the Company's or any Owner's members, managers, officers, directors or shareholders or of any other individuals or entities in order to constitute this Agreement as a binding and enforceable obligation of the Company and each Owner. The Company is qualified to do business in each jurisdiction in which the nature of its business or the character of its property makes such qualification necessary, except where failure to be so qualified would not have a Material Adverse Effect on the Company. The Company has provided to the Acquirer true and correct copies of the Company's operating agreement and other organizational documents, with all amendments as in effect on the date of this Agreement (collectively, the "Organizational Documents").

            (b) Noncontravention. Neither the entry into nor the performance of, or compliance with, this Agreement by the Company or any of the Owners has resulted, or will result, in any violation of, or default under, or result in the acceleration of, any obligation under

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any of the Organizational Documents, regulations, mortgage indenture, lien agreement, note, contract, permit, judgment, decree, order, restrictive covenant, statute, rule, or regulation applicable to, the Company or any Owner.

            (c) Litigation. There is no action, suit, or proceeding, pending or known to be threatened, against or affecting the Company, any of the Owners or the Property in any court or before any arbitrator or before any federal, state, municipal, or other governmental department, commission, board, bureau, agency or instrumentality which (i) in any manner raises any question affecting the validity or enforceability of this Agreement, (ii) could have a Material Adverse Effect with respect to the Company, any Owner or the Property, (iii) could materially and adversely affect the ability of the Company or any Owner to perform its obligations hereunder or under any document to be delivered pursuant hereto, or (iv) could create a mortgage, lien, pledge, security interest, assessment, charge, claim, restriction, pledge, or encumbrance (a "Lien") on the Company Interests, the Company, the Property, any part thereof, or any interest therein.

            (d) Solvency. The Company and each Owner has been and will be solvent at all times prior to and immediately following the Merger. There are no attachments, executions, assignments for the benefit of creditors, or voluntary or involuntary proceedings in bankruptcy or under other debtor relief laws contemplated by, pending, or, to any Owner's knowledge, threatened against the Owners, the Company or the Property.

            (e) Ownership of Company Interests. The Company Interests listed on
Section 2.2(e) of the Disclosure Schedule constitute all of the issued and outstanding equity interests in the Company, and all such interests are owned by the Owners.

            (f) No Consents. Except for the filing of the Certificate of Merger in accordance with Section 1.2 hereof, and except as shall have been obtained on or before the Closing Date, and, for informational purposes, as set forth in
Section 2.2(f) of the Disclosure Schedule, no consent, approval, authorization, order, license, certificate, permit, registration, designation, or filing by or with any third party or governmental agency or body is necessary for the execution, delivery, and performance of this Agreement or the transactions contemplated hereby by the Company or any Owner.

            (g) No Brokers. Neither the Company nor any of the Owners has engaged the services of any real estate agent, broker, finder or any other person or entity for any brokerage or finder's fee, commission or other amount with respect to the transactions described herein.

            (h) Title to the Property. The Company owns good and marketable fee simple title of record to the Property identified in the recitals hereto and further described on Section 2.2(h) of the Disclosure Schedule, free and clear of any Liens other than the deeds of trust securing the loans related to the Property (the "Property Loans") described in Section 2.2(h) of the Disclosure Schedule, the lien for current year real estate taxes and assessments not yet due or payable, and such recorded utility easements serving the Property which do not materially adversely affect the marketability of title to the Property or the use of the Property.

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            (i) No Agreements to Sell. Neither the Company nor any Owner has
made any agreement with, and will not enter into any agreement with, and has no obligation (absolute or contingent) to, any other person or firm to sell, transfer or in any way encumber the Property or to not sell the Property, or to enter into any agreement with respect to a sale, transfer or encumbrance of or put or call right with respect to the Property.

            (j) Leases. The Company holds the lessor's interest under all leases, licenses, tenancies, possession agreements and occupancy agreements with the tenants of the Property (the "Leases"). A true and complete copy of all Leases have been made available to the Acquirer; to the Owners' knowledge, such Leases are in full force and effect, except as indicated otherwise in Section 2.2(j) the Disclosure Schedule, the Company, as lessor under such Leases, has not received any notice that it is in default of any of its obligations under such Leases beyond any applicable grace period which has not been cured; to the Owners' knowledge, except as set forth in Section 2.2(j) of the Disclosure Schedule, no tenant is in default under any Lease except to the extent such default would not have a Material Adverse Effect with respect to the Company; rent is being billed to the tenants in accordance with the Leases; no tenant is entitled to "free" rent, rent concessions, rebates, rent abatements, set-offs, or offsets against rent and no tenant under any such Lease claims a right to any of the foregoing, except as set forth in Section 2.2(j) of the Disclosure Schedule; the Company has received no written notice that any tenant under any such Lease contests any rent or other charges billed to it, except as set forth in Section 2.2(j) of the Disclosure Schedule; no assignment of the Company's rights under any Lease is in effect on the date hereof other than collateral assignments to secure mortgage indebtedness; and, except as set forth in Section 2.2(j) of the Disclosure Schedule with respect to any Leases entered into by the Company, no brokerage commissions will be due upon the failure of any tenant under any such Lease to exercise any cancellation right granted in its Lease or upon any extension or renewal of such Leases. To the Owners' knowledge, all material obligations of the lessor under the Leases that have accrued to the date hereof have been performed or satisfied.

            (k) Liabilities; Indebtedness. Except for the Property Loans, the Company has no indebtedness or liabilities whatsoever, contingent, accrued or otherwise, except for trade payables and obligations for other customary and ordinary expenses incurred in the ordinary course of business that are not more than thirty (30) days delinquent and that have been disclosed to the Acquirer.

            (l) Insurance. The Company currently has in place public liability, casualty and other insurance coverage with reputable insurance companies with respect to the Property in customary amounts for projects similar to the Property in the market in which the Property is located, and in all cases in compliance with the existing financing arrangements. To the Owners' knowledge, each of such policies is in full force and effect, and all premiums due and payable thereunder have been fully paid when due. No written notice of cancellation, default or non-renewal has been received or to the Owners' knowledge threatened with respect thereto.

            (m) Personal Property. The Company owns all of the tangible personal property constituting Fixtures and Personal Property (as defined below) which is used in and, individually or in the aggregate with other such property, is material to the operation of the Property. "Fixtures and Personal Property" shall mean all fixtures, furniture, furnishings, apparatus and fittings, equipment, machinery, appliances, building supplies, tools, and other items of personal

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property located on the Property and used in connection with the operation or maintenance of the Property; excluding, however, all furniture, furnishings, and other items of personal property owned by tenants. To the Owners' knowledge, except as set forth in Section 2.2(m) of the Disclosure Schedule, such Fixtures and Personal Property are free and clear of all Liens. All equipment, fixtures and personal property located at or on the Property shall remain and not be removed prior to the Closing, except for equipment that becomes obsolete or unusable, which may be replaced in the ordinary course of business.

            (n) Employees and Contracts. Except as set forth in Section 2.2(n) of the Disclosure Schedule, (i) there are no contracts with employees of the Company as of the date hereof, nor (ii) service or maintenance contracts affecting the Property, in each case which are not cancelable upon thirty (30) days notice or less or which are for a contract amount greater than $100,000 per annum. True and correct copies of all service, equipment, franchise, operating, management, parking, supply, utility and maintenance agreements relating to the Property (the "Service Contracts") have been made available to the Acquirer and the same are in full force and effect and have not been modified or amended except in the ordinary course of the Company's business. To the Owners' knowledge, no event of default exists (which remains uncured) under any of the Service Contracts which would have a Material Adverse Effect with respect to the Company. To the Owners' knowledge, there are no union contracts or similar agreements between the Company and its employees. Except as set forth in Section 2.2(n) of the Disclosure Schedule, no employee is entitled to receive annual compensation (including bonus) from the Company in excess of $100,000.

            (o) Property Loans. To the Owners' knowledge, the Property Loans and the documents entered into in connection therewith (collectively, the "Loan Documents") are in full force and effect as of the date hereof. To the Owners' knowledge, no event of default or event that with the passage of time or giving of notice or both would constitute an event of default has occurred as of the date hereof under any of the Loan Documents which would have a Material Adverse Effect on the Company. True and correct copies of the existing Loan Documents have been made available to the Acquirer.

            (p) Taxes. To the Owners' knowledge, the transactions contemplated hereby will not result in any income tax liability to the Company, the Acquirer or the Partnership, and no tax Lien or other Lien exists or will exist upon consummation of the transactions contemplated hereby with respect to the Property or any other property of the Company, except such tax Liens for which the tax is not due and which has been properly reserved for payment by the Company or any Lien relating to the Property Loan or tax Liens or other charges which individually or in the aggregate would not have a Material Adverse Effect with respect to the Company or the Property. The copies of the real property tax bills for the Property for the current tax year which have been furnished or made available to the Acquirer are true and correct copies of all of the tax bills for such tax year actually received by the Company or the Company's agents for the Property. For federal income tax purposes, the Company is, and at all times during its existence has been, a partnership or limited liability company taxable as a partnership (rather than an association or a publicly traded partnership taxable as a corporation). The Company has timely and properly filed all tax returns required to be filed by it and has timely paid all taxes required to be paid by it. The Company has not requested any extension of time or agreed to any extension of the applicable statue of limitations within which to file any pending tax returns.

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None of the tax returns filed by the Company is the subject of a pending or ongoing audit, and no federal, state, local or foreign taxing authority has asserted any tax deficiency or other assessment against any Property or the Company.

            (q) Zoning. None of the Owners or the Company has received any written notice (which remains uncured) from any governmental authority stating that the Property is currently violating any zoning, land use or other similar rules or ordinances in any material respect that would reasonably be expected to have a Material Adverse Effect with respect to the Company.

            (r) Property Management Agreements. All of the property management agreements for the Property are listed in Section 2.2(r) of the Disclosure Schedule and are in full force and effect and neither the Company nor, to the knowledge of the Owners, any other party to such management agreements is in default thereunder.

            (s) No Agreements. The Property is not subject to any outstanding agreement of sale or ground lease, option to purchase or other right of any third party to acquire any interest therein (other than under the Leases).

            (t) Environmental Conditions. The Company has not received any written notice of the presence or release of any substance that is regulated under any Environmental Laws as a pollutant, contaminant or toxic, radioactive or otherwise hazardous substance, including petroleum, its derivatives or by-products and other hydrocarbons (collectively and individually, "Hazardous Substances") that would cause any of the Property, or the Company to be in violation of any applicable Environmental Laws and that remains uncured, nor has the Company received written notice that the Property is not in compliance with applicable Environmental Laws. There are no Hazardous Substances located at, on or under any Property and no Hazardous Substances have leaked, escaped or been discharged, emitted or otherwise released from the Property onto any adjoining properties. For the purposes of this Section, "Environmental Laws" means any and all federal, state and local statutes, laws, regulations and rules in effect on the date hereof relating to the protection of the environment or to the use, transportation and disposal of Hazardous Substances.

            (u) Compliance With Laws. The Company possesses and/or on or prior to Closing will possess such certificates, authorities or permits issued by the appropriate state or federal agencies or bodies necessary to conduct the business to be conducted by it, and the Company has not received any written notice of proceedings that have been or may be commenced relating to the revocation or modification or any such certificate, authority or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling, or finding, would have a Material Adverse Effect with respect to the Company. The Company has not received any written or other notice of any violation of any applicable zoning, building or safety code, rule, regulation or ordinance, or of any employment, environmental, wetlands or other regulatory law, order, regulation or other requirement, including without limitation the Americans with Disabilities Act, or any restrictive covenants or other easements, encumbrances or agreements, relating to the Property, which remains uncured and would have a Material Adverse Effect with respect to the Company.

            (v) Condemnation and Moratoria. There are (i) no pending or threatened condemnation or eminent domain proceedings, or negotiations for purchase in lieu of condemnation, which affect or would affect the Property;
(ii) no pending or threatened moratoria on utility or public water or sewer hook-ups or the issuance of permits, licenses or other inspections or approvals necessary in connection with the construction or reconstruction of improvements which affect or would affect any portion of the Property; and (iii) no pending or threatened proceeding to change adversely the existing zoning classification as to any portion of the Property. No portion of the Property is a designated historic property or located within a designated historic area or district, and there are no graveyards or burial grounds located within the Property. The Owners have no actual knowledge of any change or proposed change in the route, grade or width of or otherwise affecting, any street or road adjacent to or serving the Property which could reasonably be expected to have a Material Adverse Effect with respect to the Company.

            (w) Condition of Improvements. There is no material defect in the condition of the Property, including the improvements thereon, the roof, foundation, load-bearing walls or other structural elements thereof, and the mechanical, electrical, plumbing and safety systems therein. No material damage to the Property has occurred from casualty or other cause, nor is there any soil condition of any nature that will not support all of the improvements thereon without the need for unusual or new subsurface excavations, fill, footings, caissons or other installations. All utilities necessary for the current operation of the Property are available to the Property.

            (x) Securities Law Matters.

                  (i) Each Owner is knowledgeable, sophisticated and experienced in business and financial matters; each Owner has previously invested in securities similar to the Units and fully understands the limitations on transfer imposed by the federal securities laws and as described in this Agreement. Each Owner is able to bear the economic risk of holding the Units for an indefinite period and is able to afford the complete loss of his, her or its investment in the Units; each Owner has received and reviewed all information and documents about or pertaining to the REIT, the Partnership, Acquirer, the business and prospects of the REIT, the Partnership and the Acquirer and the issuance of the Units as each Owner deems necessary or desirable and has been given the opportunity to obtain any additional information or documents and to ask questions and receive answers about such information and documents, the REIT, the Partnership, the Acquirer, the business and prospects of the REIT, the Partnership and the Acquirer and the Units which such Owner deems necessary or desirable to evaluate the merits and risks related to its investment in the Units and to conduct its own independent valuation of the Units; and each Owner understands and has taken cognizance of all risk factors related to the purchase of the Units. Each Owner is a sophisticated real estate investor. In acquiring the Units and engaging in this transaction, no Owner is relying upon any representations made to it by the Partnership or Acquirer, or any of the officers, employees, or agents of the Partnership or Acquirer not contained herein. Each Owner is relying upon its own independent analysis and assessment (including with respect to taxes), and the advice of such Owner's advisors (including tax advisors), and not upon that of the Acquirer or any of the Acquirer's advisors or affiliates, for purposes of evaluating, entering into, and consummating the transactions contemplated by this

Agreement. Each Owner represents and warrants that it has reviewed and approved the form of the Partnership Agreement attached hereto as Exhibit C.

                  (ii) Each Owner understands that neither the Units nor the Common Stock issuable upon redemption of the Units have been registered under the Securities Act or any state securities acts and are instead being offered and sold in reliance on an exemption from such registration requirements. The Units issuable to each Owner (or its Designee) are being acquired solely for its own account, for investment, and are not being acquired with a view to, or for resale in connection with, any distribution, subdivision, or fractionalization thereof, in violation of such laws, and the Owner has no present intention to enter into any contract, undertaking, agreement, or arrangement with respect to any such resale; provided, however, that, at or following Closing, the Owner may distribute the Units to those of its members or successors that (A) have represented and warranted to the Acquirer in writing that, as of the time of such distribution, such member is an accredited investor as that term is defined in Rule 501 of Regulation D under the Securities Act, and (B) have executed the Partnership Agreement as limited partners. Each Owner understands that any certificates evidencing the Units will contain appropriate legends reflecting the requirement that the Units not be resold without registration under such laws or the availability of an exemption from such registration and that the Partnership Agreement will restrict transfer of the Units.

                  (iii) Each Owner is an "accredited investor" as that term is defined in Rule 501 of Regulation D under the Securities Act of 1933, as amended. Each Owner has previously provided the Acquirer with a duly executed Accredited Investor Questionnaire. No event or circumstance has occurred since delivery of such Questionnaire to make the statements contained therein false or misleading.

            (y) Patriot Act Representations. No Owner, nor to the knowledge of such Owner, any direct or indirect owner of such Owner, (i) are included on any Government List, (ii) are Persons who have been determined by competent authority to be subject to the prohibitions contained in the Presidential Executive Order No. 13224 or any other similar prohibitions contained in the rules and regulations of the OFAC or in any enabling legislation or other Presidential Executive Orders in respect thereof, (iii) have been indicted or convicted of any Patriot Act Offenses, or (iv) are currently under investigation by any governmental authority for alleged criminal activity. For purposes of this Agreement, (i) "Government List" means (A) the Specially Designated Nationals and Blocked Persons List maintained by OFAC, (B) any other list of terrorists, terrorist organizations or narcotics traffickers maintained pursuant to any of the Rules and Regulations of OFAC, or (C) any similar list maintained by the United States Department of State, the United States Department of Commerce or any other governmental authority or pursuant to any Executive Order of the President of the United States of America; (ii) "OFAC" means the Office of Foreign Asset Control, U.S. Department of the Treasury, (iii) "Patriot Act" means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA PATRIOT ACT) Act of 2001, as the same may be amended from time to time, and corresponding provisions of future laws, and (iv) "Patriot Act Offense" means any violation of the criminal laws of the United States of America or of any of the several states, or that would be a criminal violation if committed within the jurisdiction of the United States of America or any of the several states, relating to terrorism or the laundering of monetary instruments, including any offense under (A) the criminal laws against terrorism, (B) the criminal laws against money laundering, (C) the Bank Secrecy Act, as amended, (D) the Money Laundering Control Act of 1986, as amended, or (E) the Patriot Act and also means the crimes of conspiracy to commit, or aiding and abetting another to commit any of the foregoing.

      2.3 Representations and Warranties of the Designees. Each of the Designees jointly and severally makes the representations and warranties contained in
Section 2.2(x) that are made by each of the Owners as if all references to "Owner" or "Owners" is Section 2.2(x) referred to "Designee" and "Designees."

                                   ARTICLE III

                            COVENANTS AND INDEMNITIES

      3.1 Covenants Pending Closing.

            (a) From the date hereof through the Closing, each Owner shall, to the extent within his or its control, cause the Company to conduct its business in the ordinary course of business, consistent with past practice, and shall, to the extent within his or its control, not permit the Company, without the prior written consent of Acquirer, to:

                  (i) Enter into any material transaction not in the ordinary course of business:

                  (ii) Sell, transfer or dispose of, or cause the sale, transfer or disposition of (or agree to do any of the foregoing) any assets of the Company, except in the ordinary course of business consistent with past practice;

                  (iii) Mortgage, pledge or encumber (or permit to become encumbered) any assets of the Company, except (A) liens for taxes not due, (B) purchase money security interests in the ordinary course of such entity's business, and (C) mechanics' liens being disputed by the Company in good faith and by appropriate proceeding in the ordinary course of the Company's business (provided such mechanics liens are released prior to or on the Closing Date at no cost to the Acquirer);

                  (iv) Amend, modify or terminate any Lease, contract or other instruments relating to the Property to which the Company is a party, except in the ordinary course of the Company's business consistent with past practice;

                  (v) Cause or permit the Company to change the existing use of the Property;

                  (vi) Cause or permit the Company to enter into any new Lease or terminate any existing Lease except in the ordinary course of the Company's business consistent with past practice;

                  (vii) Cause or take any action that would render any of the representations or warranties regarding the Company or the Property as set forth herein untrue in any material respect;

                  (viii) Terminate or amend any existing insurance policies affecting the Property that results in a material reduction in insurance coverage for the Property;

                  (ix) Knowingly cause or permit the Company to violate or fail to use commercially reasonable efforts to cure any violation of any applicable laws;

                  (x) Materially alter the manner of keeping the Company's books, accounts or records or the accounting methods therein reflected; or

                  (xi) Make any distribution to its members.

            (c) From the date hereof until the Closing Date, the Company will afford to the officers and authorized representatives of the Acquirer access to all of the Company's books and records and will furnish the Acquirer with such additional financial and operating data and other information as to the business and properties of the Company as the Acquirer may from time to time reasonably request.

            (d) Notwithstanding anything to the contrary contained herein, any failure by an Owner to comply with or fulfill the covenants contained in this
Section 3.1 shall not constitute an indemnifiable claim under Section 3.4 of this Agreement, but shall constitute an unfulfilled condition precedent pursuant to Section 5.1, provided such failure is identified to or otherwise becomes known to the Acquirer prior to Closing.

      3.2 Tax Covenants.

            (a) From the date hereof and subsequent to the Closing, each Owner and the Acquirer shall provide each other with such cooperation and information relating to the Company as the parties reasonably may request in (i) filing any tax return, amended tax return or claim for tax refund, (ii) determining any liability for taxes or a right to a tax refund, or (iii) conducting or defending any proceeding in respect of taxes. The Acquirer shall promptly notify the Owners in writing upon receipt by the Acquirer or any of its affiliates of notice of (i) any pending or threatened tax audits or assessments with respect to the Company and (ii) any pending or threatened federal, state, local or foreign tax audits or assessments of the Acquirer or any of its affiliates, in each case which may affect the liabilities for taxes of any Owner with respect to any tax period ending on or before the Closing Date. Each Owner shall promptly notify the Acquirer in writing upon receipt by such Owner of notice of any pending or threatened federal, state, local or foreign tax audits or assessments relating to the income, properties or operations of the Company. Each of the Acquirer and each Owner may participate at its own expense in the prosecution of any claim or audit with respect to taxes attributable to any taxable period ending on or before the Closing Date, provided, that such Owners shall have the right to control the conduct of any such audit or proceeding or portion thereof for which the Owners (or its owners) has acknowledged liability (except as a partner of the Partnership) for the payment of any additional tax liability, and the Acquirer shall have the right to control any other audits and proceedings. Notwithstanding the foregoing, neither the Acquirer nor any Owner may settle or otherwise resolve any such claim, suit or proceeding which could have an adverse tax effect on the other party or its owners without the consent of the other party, such consent not to be unreasonably withheld. Each Owner and the Acquirer shall retain all tax returns, schedules and work papers, and all material records and other documents relating thereto, until the expiration of the statute of limitations (and, to the extent notified by any party, any extensions thereof) of the taxable years to which such tax returns and other documents relate to and until the final determination of any tax in respect of such years.

            (b) With respect to the Property, the Acquirer and each Owner agrees that the Acquirer shall use the "traditional method" with "curative allocations", as described in Regulations Section 1.704-3(c), to make allocations of taxable income and loss among the partners of the Partnership with respect to the Property.

      3.3 Financial Records.

            (a) Each Owner acknowledges that Acquirer may be required to comply with certain acquisition audit or disclosure requirements pursuant to applicable regulations of the Securities Exchange Commission ("SEC") in connection with the Public Offering. As such, Acquirer may be required to file with the SEC audited financial statements of the Company, the Property and/or pro forma financial statements giving effect to the acquisition of the Property. Accordingly, each Owner agrees to cooperate and make available to Acquirer such records as may be necessary to permit Acquirer to comply with SEC requirements.

            (b) At the Closing, each Owner agrees to cause the Company to deliver to Acquirer the most recent audited financial statements of the Company and the Property, if any, and any more current unaudited balance sheets and income statements for the Company and the

Property for the current fiscal year through the Closing Date and for the comparable portion of the prior fiscal year.

            (c) Subsequent to the Closing, each Owner agrees to cooperate with Acquirer's independent auditors to provide access to financial records and accounting personnel that may be required to permit the preparation and audit of financial statements of the Company and/or the Property for the required periods pursuant to applicable SEC regulations. This provision shall survive the Closing.

      3.4 Owners' Indemnity. The Owners hereby jointly and severally agree to indemnify and hold each of the Acquirer, the REIT, and each of their respective employees, directors, members, partners, affiliates, officers and agents (each of which is an "Indemnified Acquirer Party") harmless of and from all liabilities, losses, damages, costs, and expenses (including reasonable attorneys' fees) (collectively, "Losses") which the Indemnified Acquirer Party may suffer or incur by reason of (a) any breach of any Owner's representations or warranties contained in Section 2.2 of this Agreement, (b) any act or cause of action occurring or accruing prior to the Closing Date and arising from the ownership of the Company prior to the Closing Date, and (c) the ownership or operation of the Property and relating to the period prior to the Closing Date, including, without limitation, actions or claims relating to damage to property or injury to or death of any person occurring or arising during the period prior to the Closing Date, or any claims for any debts or obligations occurring on or about or in connection with the Property or any portion thereof or with respect to the Property' operations at any time prior to the Closing Date. Notwithstanding the foregoing, each Owner shall severally, and not jointly, indemnify the Indemnified Acquirer Parties for any breach of Section 2.2(y) as to itself and shall have no obligation to indemnify any Indemnified Acquirer Party for any breach of Section 2.2(y) by any other Owner.

      3.5 Acquirer's Indemnity. The Acquirer agrees to indemnify and hold each Owner, and each Owner's employees, directors, members, partners, affiliates, officers and agents (each of which is an "Indemnified Owner Party") harmless of and from all Losses which the Indemnified Owner Party may suffer or incur by reason of (a) any breach of the Acquirer's representations or warranties contained in Section 2.1 of this Agreement, (b) any act or cause of action occurring or accruing on or after the Closing Date and arising from the ownership of the Company or the operation of the Property on or after the Closing Date, and (c) the ownership or operation of the Property and relating to the period on or after the Closing Date, including, without limitation, actions or claims relating to damage to property or injury to or death of any person occurring or arising during the period on or after the Closing Date, or any claims for any debts or obligations occurring on or about or in connection with the Property or any portion thereof or with respect to the Property' operations at any time on or after the Closing Date.

                                   ARTICLE IV

                              RELEASES AND WAIVERS

      Each of the releases and waivers enumerated in this Article 4 shall become effective only upon the Closing.

      4.1 General Release of Acquirer.

As of the Closing, each Owner irrevocably waives, releases and forever discharges the Acquirer and the Acquirer's affiliates (including the Company), member, agents, attorneys, successors and assigns of and from, any and all charges, complaints, claims, liabilities, damages, actions, causes of action, losses and costs of any nature whatsoever (collectively, "Owner Claims"), known or unknown, suspected or unsuspected, arising out of or relating to any of the Organizational Documents, the Property or any other matter which exists at the Closing, except for Owner Claims arising from the breach of any representation, warranty, covenant or obligation by the Acquirer under this Agreement or any agreement contemplated hereby.

      4.2 General Release of Owners.

      As of the Closing, the Acquirer irrevocably waives, releases and forever discharges each Owner and each Owner's agents, attorneys, successors and assigns of and from, any and all charges, complaints, claims, liabilities, damages, actions, causes of action, losses and costs of any nature whatsoever (collectively, "Acquirer Claims"), known or unknown, suspected or unsuspected, arising out of or relating to any of the Organizational Documents, the Property or any other matter which exists at the Closing, except for Acquirer Claims arising from the breach of any representation, warranty, covenant, or obligation by any Owner under this Agreement or any agreement contemplated hereby.

                                    ARTICLE V

                       CONDITIONS PRECEDENT TO THE CLOSING

      5.1 Conditions to Acquirer's Obligations. In addition to any other conditions set forth in this Agreement, the Acquirer's obligation to consummate the Closing is subject to the timely satisfaction of each and every one of the conditions and requirements set forth in this Section 5.1, all of which shall be conditions precedent to the Acquirer's obligations under this Agreement.

            (a) Company's and Owners' Obligations. The Company and the Owners shall have performed all of their respective obligations hereunder which are to be performed prior to Closing, and shall have delivered or caused to be delivered to the Acquirer, all of the documents and other information required of the Owners pursuant to Section 6.2.

            (b) Owners' Representations and Warranties. The Owners' representations and warranties set forth in Section 2.2 shall be true and correct as if made again on the Closing Date.

            (c) No Injunction. On the Closing Date, there shall be no effective injunction, writ, preliminary restraining order or other order issued by a court of competent jurisdiction restraining or prohibiting the consummation of the transactions contemplated hereby.

            (d) Completion of Public Offering. The Public Offering shall have been completed.

            (e) Title Policies. Acquirer shall have received updated title policies for the Property as of the Closing Date satisfactory to the Acquirer.

      5.2 Conditions to the Company's and the Owners' Obligations. In addition to any other conditions set forth in this Agreement, the Company's and the Owners' obligation to consummate the Closing is subject to the timely satisfaction of each and every one of the conditions and requirements set forth in this Section 5.2, all of which shall be conditions precedent to the Owner's obligations under this Agreement.

            (a) Acquirer's Obligations. The Acquirer shall have performed all obligations of the Acquirer hereunder which are to be performed prior to Closing, and shall have delivered or caused to be delivered to the Owners, all of the documents and other information required of the Acquirer pursuant to
Section 6.3.

            (b) Acquirer's Representations and Warranties. The Acquirer's representations and warranties set forth in Section 2.1 shall be true and correct as if made again on the Closing Date.

            (c) Completion of Public Offering. The Public Offering shall have been completed.

                                   ARTICLE VI

                          CLOSING AND CLOSING DOCUMENTS

      6.1 Closing. The consummation and closing (the "Closing") of the transactions contemplated under this Agreement shall take place at 10:00 a.m. at the offices of Morris, Manning & Martin, LLP in Atlanta, Georgia, or such other place as is mutually agreeable to the parties, on the day (the "Closing Date") the Partnership receives the proceeds from the Public Offering from the underwriter(s); provided, however, that this Agreement shall terminate if Closing does not occur prior to March 31, 2005.

      6.2 Owners' Deliveries. At the Closing, the Owners shall deliver the following to the Acquirer in addition to all other items required to be delivered to the Acquirer by the Owners:

            (a) Company Interest Certificates. If the Company Interests are certificated, certificates issued by the Company to the Owners representing all the issued and outstanding Company Interests duly endorsed in blank.

            (b) Books and Records. All books and records, title insurance policies, leases, lease files, contracts, stock certificates, original promissory notes, another indicia of ownership with respect to the Company and the Property which are in the Company's possession or which can be obtained through the Company's reasonable efforts.

            (c) Other Documents. Any other document or instrument reasonably requested by the Acquirer or required hereby. Upon request of the Acquirer, the Owners shall provide a certified copy of all appropriate corporate actions executing the execution, delivery and performance by each Owner of this agreement.

      6.3 Acquirer's Deliveries. At the Closing, the Acquirer shall deliver the following to the Owners:

            (a) Certificates for Units. If certificates are issued, certificates representing Units duly issued by the Partnership in the name the Owner (or its designee) as of the Closing Date representing the Units to which the Owner is entitled pursuant to Section 1.2 of this Agreement.

            (b) Executed Partnership Agreement. The fully executed Partnership Agreement, with the original duly executed signature of Education Realty OP GP, Inc., a Delaware corporation which is the wholly-owned subsidiary of the REIT, as general partner, and original or photostatic copies of the signatures of all limited partners.

            (c) Other Documents. Any other document or instrument reasonably requested by the Owners or required hereby.

      6.4 Fees and Expenses; Closing Costs. The Acquirer shall pay all legal fees and professional expenses incurred by the Company and Acquirer in connection with the transactions contemplated by this Agreement; provided however, that the Owners shall pay their own legal fees and expenses.

                                   ARTICLE VII

                                  MISCELLANEOUS

      7.1 Notices. Any notice provided for by this Agreement and any other notice, demand, or communication required hereunder shall be in writing by either (i) personal delivery (including recognized overnight delivery service),
(ii) confirmed facsimile transmission or (iii) certified or registered mail, postage prepaid, with return receipt requested. All notices shall be addressed as follows:

                  Acquirer:

                  EDR C Station, LLC
                  c/o Education Realty Operating Partnership, LP
                  530 Oak Court Drive
                  Suite 300
                  Memphis, TN 38117
                  Attention: Paul O. Bower
                  Fax No.: (901)259-2594

                  with a copy to:

                  Morris, Manning & Martin, LLP
                  3343 Peachtree Road, N.E.
                  Suite 1600
                  Atlanta, Georgia 30326
                  Attention: Rosemarie A. Thurston
                  Fax No.: (571) 382-1760

            The Owners or the Designees at the addresses set forth for the Owners on Schedule I hereto.

Any address or name specified above may be changed by a notice given by the addressee to the other party. Any notice, demand or other communication shall be deemed given and effective as of the date of delivery. The inability to deliver because of changed address of which no notice was given, or rejection or other refusal to accept any notice, demand or other communication, shall be deemed to be receipt of the notice, demand or other communication as of the date of such attempt to deliver or rejection or refusal to accept.

      7.2 Entire Agreement; Modifications and Waivers; Cumulative Remedies. This Agreement supersedes any existing letter of intent between the parties, constitutes the entire agreement among the parties hereto and may not be modified or amended except by instrument in writing signed by the parties hereto, and no provisions or conditions may be waived other than by a writing signed by the party waiving such provisions or conditions. No delay or omission in the exercise of any right or remedy accruing to the Company, the Owners or the Acquirer upon any breach under this Agreement shall impair such right or remedy or be construed as a waiver of any such breach theretofore or thereafter occurring. The waiver by the Company, the Owners or the Acquirer of any breach of any term, covenant, or condition herein stated shall not be deemed to be a waiver of any other breach, or of a subsequent breach of the same or any other term, covenant, or condition herein contained. All rights, powers, options, or remedies afforded to the Company, the Owners or the Acquirer either hereunder or by law shall be cumulative and not alternative, and the exercise of one right, power, option, or remedy shall not bar other rights, powers, options, or remedies allowed herein or by law, unless expressly provided to the contrary herein.

      7.3 Exhibits. All exhibits referred to in this Agreement and attached hereto are hereby incorporated in this Agreement by reference.

      7.4 Successors and Assigns. This Agreement may not be assigned by any party without the prior approval of the other parties hereto, except that the Acquirer may assign its rights and obligations to an affiliate. This Agreement shall be binding upon, and inure to the benefit of, the Owners, the Acquirer, and their respective legal representatives, successors, and permitted assigns.

      7.5 Article Headings. Article headings and article and section numbers are inserted herein only as a matter of convenience and in no way define, limit, or prescribe the scope or intent of this Agreement or any part hereof and shall not be considered in interpreting or construing this Agreement.

      7.6 Governing Law. This Agreement shall be construed and interpreted in accordance with the laws of the State of Delaware, without regard to conflicts of laws principles.

      7.7 Counterparts. This Agreement may be executed in any number of counterparts and by any party hereto on a separate counterpart, each of which when so executed and delivered shall be deemed an original and all of which taken together shall constitute but one and the same instrument.

      7.8 Survival. All representations and warranties contained in this Agreement, and all covenants and agreements contained in the Agreement which contemplate performance after the Closing Date and the obligations of the parties not fully performed at the Closing (including, without limitation, those covenants and agreements contained in Sections 1.6, 3.2, 3.3, 3.4, 3.5, 4.1, 4.2, 6.4, and 7.14 hereof) shall survive the Closing.

      7.9 Further Acts. In addition to the acts, instruments and agreements recited herein and contemplated to be performed, executed and delivered by the Acquirer, the Company and the Owners, the Acquirer, the Company and Owners shall perform, execute, and deliver or cause to be performed, executed, and delivered at the Closing or after the Closing, any and all further acts, instruments, and agreements and provide such further assurances as the other parties may reasonably require to consummate the transaction contemplated hereunder.

      7.10 Severability. In case any one or more of the provisions contained in this Agreement shall for any reason be held to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provision hereof, and this Agreement shall be construed as if such invalid, illegal, or unenforceable provision had never been contained herein.

      7.11 Equitable Remedies. Each Owner agrees that irreparable damage would occur to the Acquirer in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the Acquirer shall be entitled to an injunction or injunctions to prevent breaches of this Agreement by such Owner and to enforce specifically the terms and provisions hereof in any federal or state court located in Tennessee (as to which the parties agree to submit to jurisdiction for the purposes of such action), this being in addition to any other remedy to which the Acquirer is entitled under this Agreement or otherwise at law or in equity.

      7.12 Time of the Essence. TIME IS OF THE ESSENCE with respect to all obligations of the parties under this Agreement.

      7.13 Attorneys' Fees. Should a party employ an attorney or attorneys to enforce any of the provisions hereof or to protect its interest in any manner arising under this Agreement, or to recover damages for breach of this Agreement, any non-prevailing party in any action pursued in a court of competent jurisdiction (the finality of which is not legally contested) shall pay to the prevailing party all reasonable costs, damages, and expenses, including reasonable attorneys' fees, expended or incurred in connection therewith.

      7.14 Confidentiality. Each Owner acknowledges that the matters relating to the REIT, the Public Offering, this Agreement, and the other documents, terms, conditions and information related thereto (collectively, the "Information") are confidential in nature. Therefore, each Owner covenants and agrees to keep the Information confidential and will not (except as required by applicable law, regulation or legal process including applicable securities laws), without the Acquirer's prior written consent, disclose any Information in any manner whatsoever; provided, however, that the Information may be revealed only to the Owners' key employees, legal counsel and financial advisors and to the Property Lender, each of whom shall be informed of the confidential nature of the Information and shall agree to act in accordance with the terms of this

Section 7.14. In the event that the Owner or its key employees, legal counsel or financial advisors or the Property Lender (collectively, the "Information Group") are requested pursuant to, or required by, applicable law (other than in connection with the Public Offering), regulation or legal process to disclose any of the Information, the applicable member of the Information Group will notify the Acquirer promptly so that it may seek a protective order or other appropriate remedy or, in its sole discretion, waive compliance with the terms of this Section 7.14. In the event that no such protective order or other remedy is obtained, or that the Acquirer waives compliance with the terms of this
Section 7.14, the applicable member of the Information Group may furnish only that portion of the Information which it is advised by counsel is legally required and will exercise all reasonable efforts to obtain reliable assurance that confidential treatment will be accorded the Information. Each Owner acknowledges that remedies at law may be inadequate to protect the Acquirer or the REIT against any actual or threatened breach of this Section 7.14, and, without prejudice to any other rights and remedies otherwise available, the Owner agrees to the granting of injunctive relief in favor of the REIT and/or the Acquirer without proof of actual damages.

                     [SIGNATURES APPEAR ON FOLLOWING PAGES.]

      IN WITNESS WHEREOF, this Agreement has been entered into effective as of the 20th day of September, 2004.

                              OWNERS:

                              STUDENT MANAGEMENT ASSOCIATES, LLC

                              By: Allen & O'Hara, Inc., a Tennessee corporation
                              Its: Managing Member

                              By: /s/ Paul O. Bower
                                  ----------------------------
                                  Paul O. Bower, President

                              ALLEN & O'HARA, INC.

                              By: /s/ Paul O. Bower
                                  ----------------------------
                                  Paul O. Bower, President

                              /s/ Paul O. Bower
                              --------------------------------
                              PAUL O. BOWER

                              /s/ Craig L. Cardwell
                              --------------------------------
                              CRAIG L. CARDWELL

                              DESIGNEES:

                              /s/ Thomas J. Hickey
                              --------------------------------
                              THOMAS J. HICKEY

                              /s/ William W. Harris
                              --------------------------------
                              WILLIAM W. HARRIS

                              /s/ Randall H. Brown
                              --------------------------------
                              RANDALL H. BROWN

                              /s/ Wallace L. Wilcox
                              --------------------------------
                              WALLACE L. WILCOX

                              [SIGNATURES CONTINUE ON THE FOLLOWING PAGE]

                              COMPANY:

                              C STATION, L.L.C.


                              By: /s/ Paul O. Bower
                                  --------------------------------
                              Name: Paul O. Bower
                              Title: President and Chief Executive Officer


                              ACQUIRER:

                              EDR C STATION, LLC

                              By: /s/ Paul O. Bower
                                  --------------------------------
                              Name: Paul O. Bower
                              Title:  President and Chief Executive Officer

Education Realty Operating Partnership, LP joins in the execution of this Agreement for purposes of Section 3.2 of this Agreement.

                          EDUCATION REALTY OPERATING
                             PARTNERSHIP, LP

                          By: Education Realty OP GP, Inc., its general partner

                              By: /s/ Paul O. Bower
                                  --------------------------------
                                  Paul Bower, President

                                   SCHEDULE I

                           OWNERS OF C STATION, L.L.C.

                                    EXHIBIT A

                              Certificate of Merger

                                    EXHIBIT B

                               Disclosure Schedule

                                    EXHIBIT C

                              Partnership Agreement

                                       C-1